UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 7, 2002

(Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1320 Orleans Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 5.  Other Events

On November 7, 2002, the Company received notification from the NASDAQ Listing Qualifications Hearings department that it has "evidenced compliance with the market value of publicly held shares and bid price requirements for continued listing on The NASDAQ National Market.

The Company's press release, dated November 7, 2002, with respect thereto is annexed to this Report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: 99.1 The Company's Press Release dated November 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: November 7, 2002	By: /s/ Kimiko Milheim
Kimiko Milheim
Chief Financial Officer and Principal Accounting Officer

EXHIBIT 99.1

Contacts:  Bill Volz, President

(408) 542-5400

FOR IMMEDIATE RELEASE

LOGIC Devices Receives Notice of Continued NASDAQ Listing

SUNNYVALE, Calif. (November 7, 2002) - LOGIC Devices Incorporated (NASDAQ: LOGC), today announced that it received notice from the NASDAQ Listing Qualifications Hearings department that its securities will continue to be listed on The NASDAQ National Market. The NASDAQ staff determined the Company is in compliance with the minimum market value of publicly held shares (MVPHS) and the minimum closing bid price per share requirements for continued listing set forth in Marketplace Rules 4450(a)(2) and 4450(a)(5), respectively, and, therefore, has removed the Company from the delisting process and closed its file.

Established in 1983, LOGIC Devices is a fabless semiconductor manufacturer providing high-performance, function-specific integrated circuits that are utilized in smart weapons systems and in broadcast studio, medical imaging, and digital telecommunications equipment.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements in this press release regarding expectations of future events are "forward-looking statements" involving risks and uncertainties, including, but not limited to, market acceptance risks, the effect of economic conditions and shifts in supply and demand, the impact of competitive products and pricing, product development, commercialization and technological difficulties, availability of capital, and capacity and supply constraints. Please refer to the Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for a discussion of risks in the most recent LOGIC Devices Annual Report on Form 10-K and the quarterly report under Form 10-Q.